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EXHIBIT 10.30

                                 PROMISSORY NOTE
                                 ---------------

$75,000.00                        Houston, Texas                   April 2, 2003


         FOR VALUE RECEIVED, on the dates and in the amount so stipulated, the undersigned, Excalibur Industries, Inc.., a Delaware corporation with its principal place of business located at 16825 Northchase Dr., Ste 630, Houston, TX 77060 (hereinafter referred to as "Maker," whether one or more), hereby agrees and promises to pay to WSHS, Inc.(hereinafter referred to as "Payee," which term shall in every instance refer to any owner or holder of this Note), in care of its Agent , William Stuart, at 1906 Castlerock, Houston, Texas 77090 or at such other place and to such other party or parties as the Payee may from time to time designate in writing the principal sum of SEVENTY FIVE THOUSAND AND NO/100 ($75,000.00)in coin or currency of the United States of America together with interest thereon from and after the date hereof until maturity at the rate of Prime plus 1.5% per annum, as published in the Wall Street Journal, but in no event shall the interest exceed the maximum amount of non-usurious interest allowed from time to time by applicable law ("Highest Lawful Rate"). Such amount shall be payable in manner and form as follows:

                  (i) Interest will accrue at the rate of Prime plus 1.5%. The term of the loan is thirty (30) days from the date of issue, May 2, 2003.

         The Maker shall have the right to prepay the entire principal sum hereof or any portion hereof at any time and from time to time prior to maturity, without penalty.

         Upon Maker's failure to pay any amounts when due, Payee will send a notice requesting a cure by the Maker. The Maker will have thirty (30) days after receipt of written notice to cure the default.

         If this Note is collected by suit, through probate, or bankruptcy court, or by any other judicial proceedings, or if this Note is not paid at maturity, howsoever such maturity may be brought about, and is placed in the hands of an attorney for collection, then the Maker shall be liable to pay, in addition to all other amounts owing hereunder, reasonable attorneys' fees.

         The Maker and all sureties, endorsers, and guarantors of this Note:
(i)waive presentment for payment, protest, and notice of protest, (ii)agree to any substitution, exchange or release of any party primarily or secondarily liable hereon, (iii)agree that the Payee or other holder hereof shall not be required first to institute suit or exhaust its remedies hereon against the Maker or others liable or to become liable hereon or to enforce its rights against any security hereof in order to enforce payment of this Note by them, and (iv)consent to any extension or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice thereof to any of them.

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         This Note is intended to be performed in accordance with and only to the extent permitted by all applicable law. If any portion of this Note or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this instrument nor the application of such provisions to other persons or circumstances shall be affected thereby, but rather shall be enforced to the greatest extent permitted bylaw.

         This Note has been entered into in accordance with, and shall be governed and controlled by, the laws of the State of Texas.

         Executed this 2nd day of April, 2003.


                                              _____________________________
                                              Matthew C. Flemming
                                              Excalibur Industries, Inc.
                                              Chief Financial Officer

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